CONSENT OF COUNSEL

I hereby consent to the incorporation by reference of my consent dated May 16, 1999 appearing in the Oak Brook Capital I, Inc. Registration Statement on Form 10SB12G, Third Amendment, filed July 29, 1999. I also consent to the reference to me under the heading "Exhibits" in such Registration Statement.

MARK T. THATCHER, P.C.

/s/ Mark T. Thatcher

By:_______________________
MARK T. THATCHER, ESQ.

Newport, RI